UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 21, 2024

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1633 Broadway New York, New York	10019
(Address of principal executive offices)	(Zip code)

(212) 418-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement

Issuance of New Notes

General

On June 21, 2024, Virtu Financial, Inc. (the “Company,” “Virtu” or “we”) announced the completion of the previously announced offering by its subsidiaries, VFH Parent LLC (the “Issuer”) and Valor Co-Issuer, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), of $500.0 million aggregate principal amount of senior first lien notes due 2031 (the “notes”). The notes were issued pursuant to an indenture, dated as of June 21, 2024 (the “Indenture”), among the Issuers, Virtu Financial LLC (“Virtu Financial”), the subsidiary guarantors party thereto from time to time (together with Virtu Financial, the “Guarantors”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

The notes bear interest at a fixed rate of 7.50% per annum, accruing from June 21, 2024. Interest is payable semiannually in arrears on June 15 and December 15 of each year, commencing on December 15, 2024. The notes will mature on June 15, 2031. The notes are fully and unconditionally guaranteed on a senior secured first lien basis by Virtu Financial and each of Virtu Financial’s existing and future wholly owned domestic subsidiaries (other than the Issuers) that guarantee, or are borrowers under, the Issuer’s senior secured first lien credit facilities.

The Issuers used the proceeds of the notes offering and of the New Term Loans (as defined below) to repay in full all term loans previously outstanding under the Existing Credit Agreement (as defined below).

Collateral

The notes are secured by a first priority perfected lien on substantially all of the existing and future assets of the Issuers and Guarantors, subject to permitted liens and certain exceptions as described under the Indenture.

Redemption

The Issuers may redeem some or all of the notes at their option prior to June 15, 2027, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a customary “make-whole” premium described in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time prior to June 15, 2027, the Issuers may also redeem up to 40% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings at a redemption price equal to 107.500% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time prior to June 15, 2027, the Issuers may, on one or more occasions, redeem during each successive twelve-month period following June 21, 2024 up to 10% of the aggregate original principal amount of notes, at a redemption price equal to 103% of the principal amount of notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

The Issuers may redeem the notes at their option, in whole at any time or in part from time to time, at the following redemption prices: from June 15, 2027 to June 15, 2028, at a redemption price equal to 103.750% of the principal amount of the notes, plus accrued and unpaid interest, if any, to but excluding the redemption date; from June 15, 2028 to June 15, 2029, at a redemption price equal to 101.875% of the principal amount of the notes, plus accrued and unpaid interest, if any, to but excluding the redemption date; and from June 15, 2029 and thereafter, at a redemption price equal to 100.000% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If 90% of the aggregate principal amount of the outstanding notes are tendered and accepted in any tender offer of the notes, the Issuers will have the right to redeem all of the notes that remain outstanding following such tender offer at the purchase price offered to all holders in such tender offer (excluding any early tender premium or similar premium, if any) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to, but excluding, the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date).

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to incur certain additional debt, incur certain liens securing debt, pay certain dividends or make other restricted payments, make certain investments, make certain asset sales, and enter into certain transactions with affiliates. These covenants are subject to a number of exceptions, limitations, and qualifications as set forth in the Indenture. Additionally, upon the occurrence of a “Change of Control Triggering Event” (as defined in the Indenture), the Company will be required to make an offer to repurchase all of the outstanding notes at a price in cash equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the purchase date.

Other Terms

The Indenture also contains customary events of default.

The notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (as amended, the “Securities Act”), or to non-U.S. investors in reliance on Regulation S under the Securities Act. The notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2024.

Amendments to Credit Agreement

On June 21, 2024 (the “Amendment Effective Date”), the Issuer, Virtu Financial and certain subsidiaries of the Issuer entered into Amendment No. 1 (“Amendment No. 1”), which amended the Credit Agreement dated as of January 13, 2022 (the “Existing Credit Agreement” and as amended by Amendment No. 1, the “Amended Credit Agreement”) by and among the Issuer, Virtu Financial, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”).

Amendment No. 1 amends the Existing Credit Agreement to provide for (i) $1,245.0 million in aggregate principal amount of senior secured first lien term B-1 loans due 2031 (the “New Term Loans”), the proceeds of which were used, along with the proceeds of the notes, to repay in full all term loans previously outstanding under the Existing Credit Agreement, and (ii) an increase in its senior secured first lien revolving credit facility from $250.0 million to $300.0 million and an extension of the maturity thereof to three years after the Amendment Effective Date.

The New Term Loans will bear interest, at our election, at either (i) the greatest of (a) the prime rate in effect, (b) the greater of (1) the federal funds effective rate and (2) the overnight bank funding rate, in each case plus 0.50%, (c) term SOFR for a borrowing with an interest period of one month plus 1.0% and (d) 1.0%, plus, in each case, 1.75%, or (ii) the greater of (x) term SOFR for the interest period in effect and (y) 0%, plus, in each case, 2.75%.

The New Term Loans will mature on the seventh anniversary of the Amendment Effective Date and amortize in annual installments equal to 1.0% of the original aggregate principal amount of the New Term Loans. The New Term Loans are also subject to contingent principal payments based on excess cash flow and certain other triggering events.

The above description of the terms of Amendment No. 1 is qualified in its entirety by reference to the full text of Amendment No. 1, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference in its entirety in response to this Item.

Cautionary Note Regarding Forward-Looking Statements

This report may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu’s business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation: risks relating to fluctuations in trading volume and volatilities in the markets in which we operate; the ability of our trading counterparties, clients, and various clearing houses to perform their obligations to us; the performance and reliability of our customized trading platform; the risk of material trading losses from our market making activities; swings in valuations in securities or other instruments in which we hold positions; increasing competition and consolidation in our industry; the risk that cash flow from our operations and other available sources of liquidity will not be sufficient to fund our various ongoing obligations, including operating expenses, short-term funding requirements, margin requirements, capital expenditures, debt service and dividend payments; potential consequences of recent SEC proposals focused on equity markets which may, if adopted, result in reduced overall and off-exchange trading volumes and market making opportunities, impose additional or heightened regulatory obligations on market makers and other market participants, and generally increase the implicit and explicit cost as well as the complexity of the U.S. equities eco-system for all participants; regulatory and legal uncertainties and potential changes associated with our industry, particularly in light of increased attention from media, regulators and lawmakers to market structure and related issues including but not limited to the retail trading environment, wholesale market making and off exchange trading more generally and payment for order flow arrangements; potential adverse results from legal or regulatory proceedings; our ability to remain technologically competitive and to ensure that the technology we utilize is not vulnerable to security risks, hacking and cyber-attacks; risks associated with third party software and technology infrastructure. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: June 21, 2024